Exhibit 1.2

Pricing Agreement

January 3, 2017

Barclays Capital Inc.

As representative of the several Underwriters

named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue US$1,500,000,000 aggregate principal amount of 3.684% Fixed Rate Senior Notes due 2023 (the “2023 Notes), US$1,250,000,000 aggregate principal amount of 4.337% Fixed Rate Senior Notes due 2028 (the “2028 Notes”), US$1,500,000,000 aggregate principal amount of 4.950% Fixed Rate Senior Notes due 2047 (the “2047 Notes”) and US$750,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023 (the “Floating Rate Notes”, and together with the 2023 Notes, the 2028 Notes and the 2047 Notes, the “Notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of Notes set forth opposite the name of such Underwriter in Schedules I-A, I-B, I-C and/or I-D hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated September 4, 2014 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 5:30 PM New York time on January 3, 2017. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A, Exhibit B, Exhibit C and Exhibit D hereto.

Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom. For the purpose of this clause, “resolution measure” means a ‘crisis prevention measure,’ ‘crisis management measure’ or ‘recognised third-country resolution action,’ each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015,” as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking,” “group,” “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties, each party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof;

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Party or another person, and the issue to or conferral on the other party of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For these purposes:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Covered Party” means any party subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Party.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

Very truly yours,

BARCLAYS PLC

/s/ Miray Muminoglu
Name:	Miray Muminoglu
Title:	Co-Head of Capital Market Execution

Accepted as of the date hereof at New York, New York
On behalf of itself and each of the other Underwriters

BARCLAYS CAPITAL INC.

/s/ Justin D’Ercole
Name:	Justin D’Ercole
Title:	Managing Director

[Signature Page to the Pricing Agreement]

SCHEDULE I-A

Underwriter	Principal Amount of the 2023 Notes

Barclays Capital Inc.	$1,200,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$15,000,000
BBVA Securities Inc.	$15,000,000
BNP Paribas Securities Corp.	$15,000,000
BNY Mellon Capital Markets, LLC	$15,000,000
CIBC World Markets Corp.	$15,000,000
Credit Suisse Securities (USA) LLC	$15,000,000
Great Pacific Securities	$15,000,000
ING Financial Markets LLC	$15,000,000
Lebenthal & Co, LLC.	$15,000,000
Mizuho Securities USA Inc.	$15,000,000
PNC Capital Markets LLC	$15,000,000
Regions Securities LLC	$15,000,000
Scotia Capital (USA) Inc.	$15,000,000
Skandinaviska Enskilda Banken AB (publ)	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000
Standard Chartered Bank	$15,000,000
SunTrust Robinson Humphrey, Inc.	$15,000,000
Telsey Advisory Group LLC	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
Wells Fargo Securities, LLC	$15,000,000

Total	$1,500,000,000

SCHEDULE I-B

Underwriter	Principal Amount of the 2028 Notes

Barclays Capital Inc.	$1,000,000,000
Academy Securities, Inc.	$12,500,000
BBVA Securities Inc.	$12,500,000
BMO Capital Markets Corp.	$12,500,000
BNP Paribas Securities Corp.	$12,500,000
Commonwealth Bank of Australia	$12,500,000
Credit Suisse Securities (USA) LLC	$12,500,000
Drexel Hamilton, LLC	$12,500,000
ING Financial Markets LLC	$12,500,000
Loop Capital Markets LLC	$12,500,000
Multi-Bank Securities, Inc.	$12,500,000
PNC Capital Markets LLC	$12,500,000
RBC Capital Markets, LLC	$12,500,000
Regions Securities LLC	$12,500,000
Scotia Capital (USA) Inc.	$12,500,000
Skandinaviska Enskilda Banken AB (publ)	$12,500,000
SMBC Nikko Securities America, Inc.	$12,500,000
Standard Chartered Bank	$12,500,000
SunTrust Robinson Humphrey, Inc.	$12,500,000
U.S. Bancorp Investments, Inc.	$12,500,000
Wells Fargo Securities, LLC	$12,500,000

Total	$1,250,000,000

SCHEDULE I-C

Underwriter	Principal Amount of the 2047 Notes

Barclays Capital Inc.	$1,200,000,000
ANZ Securities, Inc.	$15,000,000
BBVA Securities Inc.	$15,000,000
BMO Capital Markets Corp.	$15,000,000
BNP Paribas Securities Corp.	$15,000,000
Capital One Securities, Inc.	$15,000,000
CastleOak Securities, L.P.	$15,000,000
CIBC World Markets Corp.	$15,000,000
Credit Suisse Securities (USA) LLC	$15,000,000
ING Financial Markets LLC	$15,000,000
Mischler Financial Group, Inc.	$15,000,000
PNC Capital Markets LLC	$15,000,000
Samuel A. Ramirez & Company, Inc.	$15,000,000
Scotia Capital (USA) Inc.	$15,000,000
Skandinaviska Enskilda Banken AB (publ)	$15,000,000
SMBC Nikko Securities America, Inc.	$15,000,000
Standard Chartered Bank	$15,000,000
TD Securities (USA) LLC	$15,000,000
The Williams Capital Group, L.P.	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000
Wells Fargo Securities, LLC	$15,000,000

Total	$1,500,000,000

SCHEDULE I-D

Underwriter	Principal Amount of the Floating Rate Notes

Barclays Capital Inc.	$600,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$7,500,000
BBVA Securities Inc.	$7,500,000
BNP Paribas Securities Corp.	$7,500,000
BNY Mellon Capital Markets, LLC	$7,500,000
CIBC World Markets Corp.	$7,500,000
Credit Suisse Securities (USA) LLC	$7,500,000
Great Pacific Securities	$7,500,000
ING Financial Markets LLC	$7,500,000
Lebenthal & Co, LLC.	$7,500,000
Mizuho Securities USA Inc.	$7,500,000
PNC Capital Markets LLC	$7,500,000
Regions Securities LLC	$7,500,000
Scotia Capital (USA) Inc.	$7,500,000
Skandinaviska Enskilda Banken AB (publ)	$7,500,000
SMBC Nikko Securities America, Inc.	$7,500,000
Standard Chartered Bank	$7,500,000
SunTrust Robinson Humphrey, Inc.	$7,500,000
Telsey Advisory Group LLC	$7,500,000
U.S. Bancorp Investments, Inc.	$7,500,000
Wells Fargo Securities, LLC	$7,500,000

Total	$750,000,000

SCHEDULE II

Title of Designated Securities:

US$1,500,000,000 3.684% Fixed Rate Senior Notes due 2023.

US$1,250,000,000 4.337% Fixed Rate Senior Notes due 2028.

US$1,500,000,000 4.950% Fixed Rate Senior Notes due 2047.

US$750,000,000 Floating Rate Senior Notes due 2023.

Price to Public:

100% of principal amount (for the 2023 Notes).

100% of principal amount (for the 2028 Notes).

99.907% of principal amount (for the 2047 Notes).

100% of principal amount (for the Floating Rate Notes).

Subscription Price by Underwriters:

99.675% of principal amount (for the 2023 Notes).

99.550% of principal amount (for the 2028 Notes).

99.032% of principal amount (for the 2047 Notes).

99.675% of principal amount (for the Floating Rate Notes).

Form of Designated Securities:

Each of the 2023 Notes, 2028 Notes, 2047 Notes and the Floating Rate Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Senior Debt Securities Indenture dated November 10, 2014 between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”).

Securities Exchange, if any:

The New York Stock Exchange.

Maturity Date:

The stated maturity of the principal of the 2023 Notes will be January 10, 2023.

The stated maturity of the principal of the 2028 Notes will be January 10, 2028.

The stated maturity of the principal of the 2047 Notes will be January 10, 2047.

The stated maturity of the principal of the Floating Rate Notes will be January 10, 2023.

Interest Rate:

Interest will accrue on the 2023 Notes from the date of their issuance. Interest will accrue on the 2023 Notes at a rate of 3.684% per year from and including the date of issuance.

Interest will accrue on the 2028 Notes from the date of their issuance. Interest will accrue on the 2028 Notes at a rate of 4.337% per year from and including the date of issuance.

Interest will accrue on the 2047 Notes from the date of their issuance. Interest will accrue on the 2047 Notes at a rate of 4.950% per year from and including the date of issuance.

Interest will accrue on the Floating Rate Notes from the date of their issuance. The interest rate for the first interest period will be the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), as determined on January 6, 2017, plus 1.625% (the “Margin”). Thereafter, the interest rate for any interest period will be LIBOR, as determined on the applicable interest determination date, plus the Margin. The interest rate will be reset quarterly on each interest reset date.

Interest Payment Dates:

Interest will be payable on the 2023 Notes semi-annually in arrear on January 10 and July 10 of each year, commencing on July 10, 2017 and ending on the Maturity Date.

Interest will be payable on the 2028 Notes semi-annually in arrear on January 10 and July 10 of each year, commencing on July 10, 2017 and ending on the Maturity Date.

Interest will be payable on the 2047 Notes semi-annually in arrear on January 10 and July 10 of each year, commencing on July 10, 2017 and ending on the Maturity Date.

Interest will be payable on the Floating Rate Notes quarterly in arrear on January 10, April 10, July 10 and October 10 of each year, commencing on April 10, 2017 and ending on the Maturity Date.

Record Dates:

The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Redemption Provisions for Notes:

Optional Redemption:

The Company may redeem, at its option, the 2023 Notes at any time outstanding, (A) in whole or, from time to time, in part, at any time on or after July 10, 2017, except for January 10, 2022, at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including accrued and unpaid interest, if any, on the principal amount of the notes) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, together with, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date and/or (B) in whole but not in part on January 10, 2022, at an amount equal to 100% of their principal amount together with, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) such date ((A) and (B), collectively, the “2023 Notes Optional Redemption”).

The Company may redeem, at its option, the 2028 Notes at any time outstanding, (A) in whole or, from time to time, in part, at any time on or after July 10, 2017, except for January 8, 2027, at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including accrued and unpaid interest, if any, on the principal amount of the notes) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, together with, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date and/or (B) in whole but not in part on January 8, 2027, at an amount equal to 100% of their principal amount together with, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) such date ((A) and (B), collectively, the “2028 Notes Optional Redemption”).

The Company may redeem, at its option, the 2047 Notes at any time outstanding, in whole or, from time to time, in part, at any time on or after July 10, 2017, at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including accrued and unpaid interest, if any, on the principal amount of the notes) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, together with, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “2047 Notes Optional Redemption”).

The Company may redeem, at its option, the Floating Rate Notes at any time outstanding, in whole but not in part on January 10, 2022, at an amount equal to 100% of their principal amount together with, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) such date (the “Floating Rate Notes Optional Redemption”).

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated “H.15”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity most closely corresponding to the stated maturity of the notes being redeemed (if no maturity is within three months before or after the stated Maturity Date of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week immediately prior to the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date; provided that, if the period from the redemption date to the Maturity Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

The Treasury Rate shall be calculated by the Determination Agent (as defined below) on the third Business Day preceding the redemption date.

In determining the Treasury Rate, the below terms will have the following meaning:

“Business Day” as defined in the prospectus supplement dated January 3, 2017 relating to the Notes.

“Comparable Treasury Issue” means, with respect to any redemption date, the U.S. Treasury security selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term of the notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date (calculated on the third Business Day preceding such redemption date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Determination Agent by a Reference Treasury Dealer.

“Determination Agent” means an investment bank or financial institution of international standing selected by the Issuer and which may be an affiliate of the Issuer.

“Reference Treasury Dealer” means each of up to five banks selected by the Issuer (following, where practicable, consultation with the Determination Agent, if applicable), or the affiliates of such banks, which are (i) primary U.S. government securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 11:00 a.m., New York time, on the third Business Day preceding such redemption date.

The 2023 Notes Optional Redemption, the 2028 Notes Optional Redemption, the 2047 Notes Optional Redemption and the Floating Rate Notes Optional Redemption are subject to the terms and conditions further specified in the prospectus supplement dated January 3, 2017 relating to the Notes.

Tax Redemption:

The Notes are also redeemable, at the option of the Company, in the event of various tax law changes that have specified consequences, as described further in, and subject to the conditions specified in, the prospectus supplement dated January 3, 2017 relating to the Notes.

Time of Delivery:

January 10, 2017 by 9:30 AM New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location: Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter of Designated Securities has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

With respect to sales of the Designated Securities in Canada, each Underwriter of Designated Securities represents to and agrees with the Company that, directly or indirectly, it shall sell the Designated Securities only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Other Terms and Conditions:

As set forth in the prospectus supplement dated January 3, 2017 relating to the Notes, incorporating the Prospectus dated May 2, 2014 relating to the Notes.

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet for the 2023 Notes, dated January 3, 2017, attached hereto as Exhibit A.

Final Term Sheet for the 2028 Notes, dated January 3, 2017, attached hereto as Exhibit B.

Final Term Sheet for the 2047 Notes, dated January 3, 2017, attached hereto as Exhibit C.

Final Term Sheet for the Floating Rate Notes, dated January 3, 2017, attached hereto as Exhibit D.

Exhibit A

USD 1.50bn 3.684% Fixed Rate Senior Notes due 2023

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	USD 1.50bn 3.684% Fixed Rate Senior Notes due 2023

Expected Issue Ratings[1]:	Baa2 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 1,500,000,000

Trade Date:	January 3, 2017

Settlement Date:	January 10, 2017 (T+5)

Maturity Date:	January 10, 2023

Coupon:	3.684%

Interest Payment Dates:	Semi-annually in arrear on January 10 and July 10 in each year, commencing on July 10, 2017 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

Preliminary Prospectus Supplement	Preliminary Prospectus Supplement dated January 3, 2017 (the “Preliminary Prospectus Supplement”). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Optional Redemption

The Issuer may redeem the Notes at any time outstanding, at its option, (A) in whole or, from time to time, in part, at any time on or after July 10, 2017, except for January 10, 2022, at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent (as defined in the Preliminary Prospectus Supplement), the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including accrued and unpaid interest, if any, on the principal amount of the notes) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 30 basis points, together with, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “Make-Whole Redemption”) and/or (B) in whole but not in part on January 10, 2022, at an amount equal to 100% of their principal amount together with, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) such date (the “Par Redemption”).

The Make-Whole Redemption and the Par Redemption are subject to the terms and conditions further specified in the Preliminary Prospectus Supplement.

The Notes are not redeemable at the option of the Issuer, except pursuant to the Make-Whole Redemption and the Par Redemption (as described above) and/or the Tax Redemption (as described below).

Tax Redemption	If there is a Tax Event (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

Benchmark Treasury:	T 2 12/31/21

Spread to Benchmark:	175bps

Reoffer Yield:	3.684%

Issue Price:	100%

Underwriting Discount:	0.325%

Net Proceeds:	USD 1,495,125,000

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	BB&T Capital Markets, a division of BB&T Securities, LLC; BBVA Securities Inc.; BNP Paribas Securities Corp.; BNY Mellon Capital Markets, LLC; CIBC World Markets Corp.; Credit Suisse Securities (USA) LLC; Great Pacific Securities; ING Financial Markets LLC; Lebenthal & Co, LLC.; Mizuho Securities USA Inc.; PNC Capital Markets LLC; Regions Securities LLC; Scotia Capital (USA) Inc.; Skandinaviska Enskilda Banken AB (publ); SMBC Nikko Securities America, Inc.; Standard Chartered Bank; SunTrust Robinson Humphrey, Inc.; Telsey Advisory Group LLC; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-11 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAS46 / 06738E AS4

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Senior Debt Indenture dated November 10, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”)

Listing:	We will apply to list the notes on the New York Stock Exchange

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit B

USD 1.25bn 4.337% Fixed Rate Senior Notes due 2028

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	USD 1.25bn 4.337% Fixed Rate Senior Notes due 2028

Expected Issue Ratings[1]:	Baa2 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 1,250,000,000

Trade Date:	January 3, 2017

Settlement Date:	January 10, 2017 (T+5)

Maturity Date:	January 10, 2028

Coupon:	4.337%

Interest Payment Dates:	Semi-annually in arrear on January 10 and July 10 in each year, commencing on July 10, 2017 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

Preliminary Prospectus Supplement	Preliminary Prospectus Supplement dated January 3, 2017 (the “Preliminary Prospectus Supplement”). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Optional Redemption

The Issuer may redeem the Notes at any time outstanding, at its option, (A) in whole or, from time to time, in part, at any time on or after July 10, 2017, except for January 08, 2027, at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent (as defined in the Preliminary Prospectus Supplement), the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including accrued and unpaid interest, if any, on the principal amount of the notes) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 30 basis points, together with, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date (the “Make-Whole Redemption”) and/or (B) in whole but not in part on January 08, 2027, at an amount equal to 100% of their principal amount together with, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) such date (the “Par Redemption”).

The Make-Whole Redemption and the Par Redemption are subject to the terms and conditions further specified in the Preliminary Prospectus Supplement.

The Notes are not redeemable at the option of the Issuer, except pursuant to the Make-Whole Redemption and the Par Redemption (as described above) and/or the Tax Redemption (as described below).

Tax Redemption	If there is a Tax Event (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

Benchmark Treasury:	T 2 11/15/26

Spread to Benchmark:	190bps

Reoffer Yield:	4.337%

Issue Price:	100%

Underwriting Discount:	0.45%

Net Proceeds:	USD 1,244,375,000

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	Academy Securities, Inc.; BBVA Securities Inc.; BMO Capital Markets Corp.; BNP Paribas Securities Corp.; Commonwealth Bank of Australia; Credit Suisse Securities (USA) LLC; Drexel Hamilton, LLC; ING Financial Markets LLC; Loop Capital Markets LLC; Multi-Bank Securities, Inc.; PNC Capital Markets LLC; RBC Capital Markets, LLC; Regions Securities LLC; Scotia Capital (USA) Inc.; Skandinaviska Enskilda Banken AB (publ); SMBC Nikko Securities America, Inc.; Standard Chartered Bank; SunTrust Robinson Humphrey, Inc.; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-11 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAU91 / 06738E AU9

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Senior Debt Indenture dated November 10, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”)

Listing:	We will apply to list the notes on the New York Stock Exchange

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit C

USD 1.50bn 4.950% Fixed Rate Senior Notes due 2047

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	USD 1.50bn 4.950% Fixed Rate Senior Notes due 2047

Expected Issue Ratings[1]:	Baa2 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 1,500,000,000

Trade Date:	January 3, 2017

Settlement Date:	January 10, 2017 (T+5)

Maturity Date:	January 10, 2047

Coupon:	4.950%

Interest Payment Dates:	Semi-annually in arrear on January 10 and July 10 in each year, commencing on July 10, 2017 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

Preliminary Prospectus Supplement	Preliminary Prospectus Supplement dated January 3, 2017 (the “Preliminary Prospectus Supplement”). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Optional Redemption

The Issuer may redeem the Notes at any time outstanding, at its option, in whole or, from time to time, in part, at any time on or after July 10, 2017, at an amount equal to the higher of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Determination Agent (as defined in the Preliminary Prospectus Supplement), the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including accrued and unpaid interest, if any, on the principal amount of the notes) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 30 basis points, together with, in either case of (i) or (ii) above, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) the redemption date, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement (the “Make-Whole Redemption”).

The Notes are not redeemable at the option of the Issuer, except pursuant to the Make-Whole Redemption and/or the Tax Redemption (as described below).

Tax Redemption	If there is a Tax Event (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

Benchmark Treasury:	T 2 1⁄4 08/15/46

Spread to Benchmark:	190bps

Reoffer Yield:	4.956%

Issue Price:	99.907%

Underwriting Discount:	0.875%

Net Proceeds:	USD 1,485,480,000

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	ANZ Securities, Inc.; BBVA Securities Inc.; BMO Capital Markets Corp.; BNP Paribas Securities Corp.; Capital One Securities, Inc.; CastleOak Securities, L.P.; CIBC World Markets Corp.; Credit Suisse Securities (USA) LLC; ING Financial Markets LLC; Mischler Financial Group, Inc.; PNC Capital Markets LLC; Samuel A. Ramirez & Company, Inc.; Scotia Capital (USA) Inc.; Skandinaviska Enskilda Banken AB (publ); SMBC Nikko Securities America, Inc.; Standard Chartered Bank; TD Securities (USA) LLC; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC; The Williams Capital Group, L.P.

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-11 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAV74 / 06738E AV7

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Senior Debt Indenture dated November 10, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”)

Listing:	We will apply to list the notes on the New York Stock Exchange

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit D

USD 750mn Floating Rate Senior Notes due 2023

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	USD 750mn Floating Rate Senior Notes due 2023

Expected Issue Ratings[1]:	Baa2 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 750,000,000

Trade Date:	January 3, 2017

Settlement Date:	January 10, 2017 (T+5)

Maturity Date:	January 10, 2023

Coupon:	The interest rate for the first interest period will be LIBOR (as defined below), as determined on January 6, 2017, plus the Margin (as described below). Thereafter, the interest rate for any interest period will be LIBOR, as determined on the applicable interest determination date, plus the Margin. The interest rate will be reset quarterly on each interest reset date.

Interest Payment Dates:	Quarterly in arrear on January 10, April 10, July 10 and October 10 in each year, commencing on April 10, 2017 and ending on the Maturity Date

Coupon Calculation:	Actual/360, Modified Following, adjusted

Business Days:	New York, London

Preliminary Prospectus Supplement	Preliminary Prospectus Supplement dated January 3, 2017 (the “Preliminary Prospectus Supplement”). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail.

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement.

Optional Redemption

The Issuer may redeem the Notes at any time outstanding, at its option, in whole but not in part on January 10, 2022, at an amount equal to 100% of their principal amount together with, accrued and unpaid interest, if any, on the principal amount of the notes to be redeemed to (but excluding) such date, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement (the “Par Redemption”).

The Notes are not redeemable at the option of the Issuer, except pursuant to the Par Redemption and/or the Tax Redemption (as described below).

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Tax Redemption	If there is a Tax Event (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

Benchmark:	3 month US LIBOR (as determined by reference to Reuters Page LIBOR01)

Margin:	+162.5bps

Issue Price:	100%

Underwriting Discount:	0.325%

Net Proceeds:	USD 747,562,500

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	BB&T Capital Markets, a division of BB&T Securities, LLC; BBVA Securities Inc.; BNP Paribas Securities Corp.; BNY Mellon Capital Markets, LLC; CIBC World Markets Corp.; Credit Suisse Securities (USA) LLC; Great Pacific Securities; ING Financial Markets LLC; Lebenthal & Co, LLC.; Mizuho Securities USA Inc.; PNC Capital Markets LLC; Regions Securities LLC; Scotia Capital (USA) Inc.; Skandinaviska Enskilda Banken AB (publ); SMBC Nikko Securities America, Inc.; Standard Chartered Bank; SunTrust Robinson Humphrey, Inc.; Telsey Advisory Group LLC; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-11 of the Preliminary Prospectus Supplement

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAT29 / 06738E AT2

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Senior Debt Indenture dated November 10, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”)

Listing:	We will apply to list the notes on the New York Stock Exchange

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

Description of Notes

Interest will be payable on the Notes quarterly in arrear, on January 10, April 10, July 10 and October 10 in each year (each, an “interest payment date”), commencing on April 10, 2017, to the person in whose name such note is registered at the close of business on the business day immediately preceding the applicable date on which interest will be paid (or, if the Notes are held in definitive form, the 15th business day preceding the applicable date on which interest will be paid). The Notes will bear interest from (and including) January 10, 2017 to (but excluding) April 10, 2017, at a rate per annum equal to the initial interest rate and thereafter at an interest rate that will be reset as described below to a rate per annum equal to LIBOR (as defined below) plus 1.625% per annum. The initial interest rate will be equal to LIBOR plus 1.625% per annum as determined by the calculation agent as described below.

If any interest payment date, other than the maturity date, for the Notes would fall on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date or date of redemption or repayment for the Notes would fall on a day that is not a business day, the payment of interest and principal and/or any amount payable upon redemption of the Notes will be made on the next succeeding business day, and no interest will accrue after such maturity date or date of redemption or repayment. For the Notes, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

Each interest period on the notes will begin on, and include, an interest payment date and end on, but not include, the following interest payment date (each, an “interest period”); provided that the first interest period will begin on January 10, 2017 and will end on, but not include the first interest payment date. The rate of interest on the Notes will be reset quarterly on January 10, April 10, July 10 and October 10 in each year, commencing on April 10, 2017 (each, an “interest reset date”); provided that the interest rate in effect from (and including) January 10, 2017 to (but excluding) the first interest reset date will be the initial interest rate. If any interest reset date would fall on a day that is not a business day, the interest reset date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

The calculation agent for the Notes is The Bank of New York Mellon, acting through its London branch, or its successor appointed by the Issuer (the “calculation agent”). The calculation agent will determine the initial interest rate for the Notes by reference to LIBOR on the second London banking day preceding the issue date and the interest rate for each succeeding interest reset period by reference to LIBOR on the second London banking day preceding the applicable interest reset date (each an “interest determination date”). Promptly upon such determination, the calculation agent will notify the Issuer and the trustee (if the calculation agent is not the trustee) of the new interest rate. Upon the request of the holder of any Note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“LIBOR” will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to any interest determination date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related interest reset date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that interest determination date. If no such rate appears, then LIBOR, in respect of that interest determination date, will be determined in accordance with the provisions described in (2) below.

(2) With respect to an interest determination date on which no rate appears on Reuters Page LIBOR01, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by the Issuer, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the interest determination date by three major banks in The City of New York (which may include affiliates of the underwriters) selected and identified by the Issuer for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related interest reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the interest determination date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the interest determination date will be LIBOR in effect with respect to the immediately preceding interest determination date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

The day count fraction will be Actual/360.

All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All calculations made by the calculation agent for the purposes of calculating interest on the Notes shall be conclusive and binding on the holders of the Notes, the issuer and the trustee, absent manifest error.

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement

for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.